UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 23, 2026
Date of Report (Date of earliest event reported)

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 East Union Avenue, Suite 920
Denver, CO 80237
(Address of principal executive offices, including zip code)

(720) 437-6580
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AYTU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On June 23, 2026, Aytu BioPharma, Inc. (the “Company”) and Lannett Company, Inc. (together with its affiliates, “Lannett”) mutually agreed to terminate, effective as of June 23, 2026, that certain exclusive license agreement entered into by the parties on May 11, 2022, as amended on July 6, 2023, and July 17, 2025 (collectively, the “Metadate Agreement”).
In connection with the termination of the Metadate Agreement, the Company entered into a Termination Agreement (the “Termination Agreement”) with Lannett. Pursuant to the terms of the Termination Agreement, the Metadate Agreement is terminated in its entirety, except for certain provisions that survive the termination as specified in the Termination Agreement.
Pursuant to the terms of the Metadate Agreement, the Company may continue to sell and distribute existing inventory at its sole discretion and shall continue to provide certain royalty reports and pay certain royalties until such sales cease.
Net revenue of Metadate CD® reported by the Company for the Quarter Ended March 31, 2026 was $49,000.
The description of the Termination Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: June 25, 2026	By:	/s/ Ryan J. Selhorn
Ryan J. Selhorn
Chief Financial Officer